UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 5, 2007

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer.

On June 5, 2007, Electronic Arts Inc. (“EA”) issued a press release in which it announced that it had entered into a letter of employment with Kathy Vrabeck, age 44, (the “Offer Letter”) under which EA agreed to appoint Ms. Vrabeck as President of EA Casual Entertainment, effective May 30, 2007. EA Casual Entertainment is a newly-formed division of EA dedicated to developing and publishing games for consoles, PCs, handheld devices and mobile phones.

From August 1999 until April 2006, Ms. Vrabeck held various positions at Activision, Inc., an interactive entertainment company, including President of Activision Publishing, Executive Vice President, Global Publishing and Brand Management, and Executive Vice President, Global Brand Management. Following her departure from Activision, Ms. Vrabeck served as a consultant with various companies, including EA. Prior to joining Activision, Ms. Vrabeck was Senior Vice President/General Manager with ConAgra Foods, Inc., and also served in various marketing and sales roles for the Pillsbury Company and held positions at Quaker Oats Company and Eli Lilly & Company. Ms. Vrabeck serves on the board of directors of AVP, Inc., a publicly-traded lifestyle sports entertainment company focused on professional beach volleyball. Ms. Vrabeck received a B.A. degree from DePauw University and an M.B.A. degree from Indiana University.

A copy of the press release is attached hereto as Exhibit 99.1.

Compensatory Arrangements with Ms. Vrabeck

A copy of the Offer Letter is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The following summary of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

The material terms of the Offer Letter are as follows:

•	Ms. Vrabeck’s annual base salary will be $550,000 and her discretionary target bonus percentage will be 75% of her annual base salary.

•

EA has agreed to grant Ms. Vrabeck a stock option to purchase 315,000 shares of the company’s common stock pursuant to EA’s 2000 Equity Incentive Plan. The stock option will vest as to 24% of the shares one year from the grant date, and will then vest in additional 2% increments each month thereafter for the following 38 months.

•	EA has agreed to grant Ms. Vrabeck 45,000 restricted stock units, which vest as to 100% of the shares on the four-year anniversary of the grant date.

In accordance with EA’s standard equity grant policies, Ms. Vrabeck’s stock option and restricted stock units are scheduled to be granted on June 18, 2007, the first regularly-scheduled date following Ms. Vrabeck’s start date for which EA’s Compensation Committee will approve equity grants.

Ms. Vrabeck will participate in the compensation and benefit programs available to EA’s executive officers.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter dated May 10, 2007.

99.1	Press release dated June 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: June 5, 2007	By:	/s/ Joel Linzner
Joel Linzner
Executive Vice President,
Business and Legal Affairs